EXHIBIT 99.6
ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES.
(c) Financial Statement Schedules.
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON FINANCIAL STATEMENT SCHEDULES
The stockholders and board of directors of Primerica, Inc.:
Under date of February 28, 2012, except as to Notes 1, 2, 6, 11, 12, 13, 14 and 19, which are as of May 8, 2012, we reported on the consolidated balance sheets of Primerica, Inc. and subsidiaries (the Company) as of December 31, 2011 and 2010, and the related consolidated and combined statements of income, stockholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011, which are included in this Form 8-K. In connection with our audits of the aforementioned consolidated and combined financial statements, we also audited the related financial statement schedules. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.
In our opinion, such financial statement schedules, when considered in relation to the basic consolidated and combined financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.
As discussed in Note 1 to the consolidated and combined financial statements, in April 2010 the Company completed its initial public offering and a series of related transactions. Also as discussed in Note 1 to the consolidated and combined financial statements, the Company retrospectively adopted the provisions of ASU 2010-26, Accounting for Costs Associated with Acquiring or Renewing Insurance Contracts, as of January 1, 2012, and adopted the provisions of FASB Staff Position Financial Accounting Standard No. 115-2 and Financial Accounting Standard No. 124-2, Recognition and Presentation of Other-Than-Temporary Impairments (included in FASB ASC Topic 320, Investments — Debt and Equity Securities) as of January 1, 2009.

/s/ KPMG LLP

Atlanta, Georgia
February 28, 2012, except as to Schedules II and III, which are as of May 8, 2012

EX 99.6-1

Schedule I
Summary of Investments — Other Than Investments in Related Parties
PRIMERICA, INC.

	As of December 31, 2011
Type of Investment	Cost	Value	Amount at which shown in the balance sheet
	(In thousands)
Fixed maturities:
Bonds:
United States Government and government agencies and authorities	$10,050	$10,986	$10,986
States, municipalities and political subdivisions	28,264	30,935	30,935
Foreign governments	97,206	111,845	111,845
Public utilities	—	—	—
Convertibles and bonds with warrants attached	11,850	12,099	12,099
All other corporate bonds	1,672,318	1,801,846	1,801,846
Certificates of deposit	75	75	75
Redeemable preferred stocks	1,389	1,010	1,010
Total fixed maturities	1,821,152	1,968,796	1,968,796

Equity securities:
Common stocks:
Public utilities	2,462	3,618	3,618
Banks, trusts and insurance companies	5,492	7,698	7,698
Industrial, miscellaneous and all other	13,290	15,199	15,199
Nonredeemable preferred stocks	85	197	197
Total equity securities	21,329	26,712	26,712
Mortgage loans on real estate	—	—	—
Real estate	—	—	—
Policy loans	25,982	25,982	25,982
Other long-term investments	—	—	—
Short-term investments	14	14	14
Total investments	$1,868,477	$2,021,504	$2,021,504

See the accompanying report of independent registered public accounting firm.

EX 99.6-2

Schedule II
Condensed Financial Information of Registrant
PRIMERICA, INC. (Parent Only)
Condensed Balance Sheets

	December 31,
	2011	2010
	(In thousands)
Assets
Investments:
Fixed-maturity securities available for sale, at fair value (amortized cost: $23,077 in 2011 and $0 in 2010)	$23,069	$—
Total investments	23,069	—
Cash and cash equivalents	28,093	250
Due from affiliates*	257	—
Other receivables	112	—
Income taxes receivable from subsidiaries*	—	1,640
Investment in subsidiaries*	1,587,691	1,663,735
Other assets	28	—
Total assets	$1,639,250	$1,665,625
Liabilities and Stockholders’ Equity
Liabilities:
Note payable	$300,000	$300,000
Current tax payable	2,696	—
Deferred tax payable	1,477	—
Due to affiliates*	247	897
Interest payable	7,608	7,608
Other liabilities	572	592
Commitments and contingent liabilities (see Note F)
Total liabilities	312,600	309,097
Stockholders’ equity:
Common stock ($.01 par value, authorized 500,000 in 2011 and 2010 and issued 64,883 shares in 2011 and 72,843 shares in 2010)	649	728
Paid-in capital	835,232	1,010,635
Retained earnings	344,104	194,225
Accumulated other comprehensive income, net of income tax	146,665	150,940
Total stockholders’ equity	1,326,650	1,356,528
Total liabilities and stockholders’ equity	$1,639,250	$1,665,625
____________________
* Eliminated in consolidation.
See the accompanying notes to condensed financial statements.
See the accompanying report of independent registered public accounting firm.

EX 99.6-3

Schedule II
Condensed Financial Information of Registrant
PRIMERICA, INC. (Parent Only)
Condensed Statements of Income

	Year ended December 31,		Period from October 29, 2009 to December 31, 2009
	2011	2010
	(In thousands)
Revenues:
Dividends from subsidiaries*	$275,250	$7,313	$—
Net investment income	61	—	—
Realized investment losses, including other-than-temporary impairment losses	(5)	—	—
Other, net	—	18	—
Total revenues	275,306	7,331	—
Expenses:
Interest expense	16,500	12,375	—
Other operating expenses	8,554	8,936	—
Total expenses	25,054	21,311	—
Income (loss) before income taxes	250,252	(13,980)	—
Income tax benefit	(7,131)	(8,281)	—
Income (loss) before equity in undistributed earnings of subsidiaries	257,383	(5,699)	—
Equity in undistributed earnings of subsidiaries*	(100,192)	97,515	—
Net income	$157,191	$91,816	$—
____________________
* Eliminated in consolidation.
See the accompanying notes to condensed financial statements.
See the accompanying report of independent registered public accounting firm.

EX 99.6-4

Schedule II
Condensed Financial Information of Registrant
PRIMERICA, INC. (Parent Only)
Condensed Statements of Comprehensive Income

	Year ended December 31,		Period from October 29, 2009 to December 31, 2009
	2011	2010
	(In thousands)
Net income	$157,191	$91,816	$—
Other comprehensive (loss) income before income taxes:
Unrealized investment gains (losses):
Equity in unrealized holding gains (losses) on investment securities held by subsidiaries	(625)	15,027	—
Change in unrealized losses on investment securities	(13)	—	—
Reclassification adjustment for realized investment losses included in net income	5	—	—
Foreign currency translation adjustments:
Equity in unrealized foreign currency translation gains (losses) of subsidiaries	(3,645)	3,286	—
Total other comprehensive (loss) income before income taxes	(4,278)	18,313	—
Income tax benefit related to items of other comprehensive (loss) income	(3)	—	—
Other comprehensive (loss) income, net of income taxes	(4,275)	18,313	—
Total comprehensive income	$152,916	$110,129	$—
____________________
See the accompanying notes to condensed financial statements.
See the accompanying report of independent registered public accounting firm.

EX 99.6-5

Schedule II
Condensed Financial Information of Registrant
PRIMERICA, INC. (Parent Only)
Condensed Statements of Cash Flows

	Year ended December 31,		Period from October 29, 2009 to December 31, 2009
	2011	2010
	(In thousands)
Cash flows from operating activities:
Net income	$157,191	$91,816	$—
Adjustments to reconcile net income to cash provided by operating activities:
Equity in undistributed earnings of subsidiaries*	100,192	(97,515)	—
Non-cash securities dividends received from subsidiaries*	(21,742)	—	—
Realized investment losses, including other-than-temporary impairment losses	5	—	—
Accretion and amortization of investments	40	—	—
Share-based compensation	(3,913)	(6)	—
Deferred tax provision	2,533	—	—
Change in accrued and other income taxes	3,297	(1,640)	—
Change in due to/from affiliates*	(907)	897	—
Change in other receivables	(112)	—	—
Change in interest payable	—	7,608	—
Change in other liabilities	(21)	592	—
Change in other assets	(28)	—	—
Net cash provided by operating activities	236,535	1,752	—
Cash flows from investing activities:
Available-for-sale investments sold, matured or called:
Fixed-maturity securities - matured or called	5,210	—	—
Available-for-sale investments acquired:
Fixed-maturity securities	(6,590)	—	—
Net cash used in investing activities	(1,380)	—	—
Cash flows from financing activities:
Repurchase of shares held by Citi	(200,000)	—	—
Dividends	(7,312)	(1,502)	—
Net cash used in financing activities	(207,312)	(1,502)	—
Change in cash and cash equivalents	27,843	250	—
Cash and cash equivalents, beginning of period	250	—	—
Cash and cash equivalents, end of period	$28,093	$250	$—

Supplemental disclosures of cash flow information:
Interest paid	$16,500	$4,767	$—

Non-cash activities:
Share-based compensation	$29,443	$44,023	$—
Net contributions from Citi	1,426	1,676,423	—
____________________
* Eliminated in consolidation.
See the accompanying notes to condensed financial statements.
See the accompanying report of independent registered public accounting firm.

EX 99.6-6

Schedule II
Condensed Financial Information of Registrant
PRIMERICA, INC. (Parent Only)
Notes to Condensed Financial Statements
(A) Corporate Organization
Primerica, Inc. was incorporated in Delaware on October 29, 2009 by Citi to serve as a holding company for the life insurance and financial product distribution businesses that we have operated for more than 30 years. At such time, we issued 100 shares of common stock to Citi. These businesses, which prior to April 1, 2010 were wholly owned indirect subsidiaries of Citi, were transferred to us on April 1, 2010. In conjunction with our reorganization, we issued to a wholly owned subsidiary of Citi (i) 74,999,900 shares of our common stock (of which 24,564,000 shares of common stock were subsequently sold by Citi in the IPO completed in April 2010; 16,412,440 shares of common stock were subsequently sold by Citi in April 2010 to certain private equity funds managed by Warburg Pincus LLC (Warburg Pincus) (the private sale); and 5,021,412 shares of common stock were immediately contributed back to us for equity awards granted to our employees and sales force leaders in connection with the IPO), (ii) warrants to purchase from us an aggregate of 4,103,110 shares of our common stock (which were subsequently transferred by Citi to Warburg Pincus pursuant to the private sale), and (iii) a $300.0 million note payable due on March 31, 2015 bearing interest at an annual rate of 5.5% (the Citi note). Prior to our corporate reorganization, we had no material assets or liabilities. Upon completion of the corporate reorganization, we became a holding company with our primary asset being the capital stock of our operating subsidiaries and our primary liability being the Citi note.
(B) Basis of Presentation
These condensed financial statements reflect the results of operations, financial position and cash flows for the parent company. We prepare our financial statements in accordance with GAAP. These principles are established primarily by the FASB. The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect financial statement balances, revenues and expenses and cash flows as well as the disclosure of contingent assets and liabilities. Management considers available facts and knowledge of existing circumstances when establishing the estimates included in our financial statements.
The most significant item that involves a greater degree of accounting estimates subject to change in the future is determination of our investments in subsidiaries. Estimates for this and other items are subject to change and are reassessed by management in accordance with GAAP. Actual results could differ from those estimates.
The accompanying condensed financial statements should be read in conjunction with the consolidated and combined financial statements and notes thereto of Primerica, Inc. and Subsidiaries included in Part II, Item 8 of this report.
(C) Note Payable
In April 2010, we issued to Citi a $300.0 million note as part of our corporate reorganization in which Citi transferred to us the businesses that comprise our operations. Prior to the issuance of the Citi note, we had no outstanding debt. The Citi note bears interest at an annual rate of 5.5%, payable semi-annually in arrears on January 15 and July 15, and matures March 31, 2015. Citi may participate out, assign or sell all or any portion of the note at any time.
We have the option to redeem the Citi note in whole or in part at a redemption price equal to 100% of the principal amount to be redeemed plus accrued and unpaid interest to the date of redemption. In the event of a change in control, the holder of the Citi note has the right to require us to repurchase it at a price equal to 101% of the outstanding principal amount plus accrued and unpaid interest.
The Citi note also requires us to use our commercially reasonable efforts to arrange and consummate an offering of investment-grade debt securities, trust preferred securities, surplus notes, hybrid securities or convertible debt that generates sufficient net cash proceeds (after deducting fees and expenses) to repay the note in full at certain mutually agreeable dates, based on certain conditions.
We were in compliance with all of the covenants of the Citi note at December 31, 2011. No events of default or defaults under the Citi note occurred during 2011.
(D) Income Taxes
In conjunction with the IPO and the private sale, we made elections under section 338(h)(10) of the Internal Revenue Code, which has resulted in changes to the deferred tax balances of our direct and indirect wholly owned subsidiaries and reduced our stockholders' equity by $174.7 million.

EX 99.6-7

Prior to the IPO, our federal income tax return was included as part of Citi's consolidated federal income tax return. On March 30, 2010, in anticipation of our corporate reorganization, we entered into a tax separation agreement with Citi and prepaid our estimated tax liability to Citi. In accordance with the tax separation agreement, Citi will indemnify the Company and its subsidiaries against any consolidated, combined, affiliated, unitary or similar federal, state or local income tax liability for any taxable period ending on or before the closing date of the IPO. The advance tax payments paid to Citi exceeded our subsidiaries' actual tax liabilities. As a result, our subsidiaries reduced their tax assets and recorded the excess payments as a return of capital.
As a result of our corporate reorganization, we have direct ownership of a group of controlled foreign corporations in Canada. We have asserted a position of permanent reinvestment for the difference in share basis and certain operational earnings. It is not practicable to estimate the amount of deferred taxes associated with this difference at this time. For those operational earnings for which we have not made a permanent reinvestment assertion, we have established a deferred tax liability of approximately $2.6 million to account for the U.S. tax liability that will occur upon repatriation of such earnings. The Company has no other material deferred tax liabilities.
As of December 31, 2011, the Company has state net operating losses resulting in a deferred tax asset of approximately $1.0 million, which are available for use through 2030. The Company has no other material deferred tax assets.
There was no deferred tax asset valuation allowance at December 31, 2011. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, carryback and carryforward periods, and tax planning strategies in making this assessment. Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.
The earliest tax year for which the Company may be examined is 2010. However, the Company's subsidiaries are open to examination in the United States for the years 2006 and thereafter, and in Canada for the years 2005 and thereafter.
(E) Dividends
Primerica, Inc. received dividends from its non-life subsidiaries and life insurance subsidiaries of approximately $75.3 million and $200.0 million, respectively, in 2011. In 2010, the Company received dividends of approximately $7.3 million from its non-life subsidiaries. No dividends were received in 2010 from the life insurance subsidiaries. Primerica, Inc. had no subsidiaries until the corporate reorganization in April 2010.
(F) Commitments and Contingent Liabilities
The Company is involved from time to time in legal disputes, regulatory inquiries and arbitration proceedings in the normal course of business. These disputes are subject to uncertainties, including the large and/or indeterminate amounts sought in certain of these matters and the inherent unpredictability of litigation. As such, the Company is unable to estimate the possible loss or range of loss that may result from these matters. While it is possible that an adverse outcome in certain cases could have a material adverse effect upon the Company’s financial position, based on information currently known by the Company’s management, in its opinion, the outcomes of such pending investigations and legal proceedings are not likely to have such an effect.
(G) Subsequent Events
On April 17, 2012, we executed an agreement to repurchase approximately 5.7 million shares of our common stock beneficially owned by certain private equity funds managed by Warburg Pincus LLC (Warburg Pincus) at $26.15 per share, for a total purchase price of approximately $150.0 million. The per-share purchase price was determined based on the closing price of our common stock on April 17, 2012. We completed the repurchase transaction on April 26, 2012. Upon completion of the share repurchase, Warburg Pincus owned approximately 18% of the Company's outstanding common stock.

EX 99.6-8

Schedule III
Supplementary Insurance Information
PRIMERICA, INC.

	Deferred policy acquisition costs	Future policy benefits	Unearned premiums	Other policy benefits and claims payable	Separate account liabilities

	(In thousands)
December 31, 2011:
Term Life Insurance	$806,629	$4,445,472	$—	$219,666	$—
Investment and Savings Products	66,134	—	—	—	2,407,515
Corporate and Other Distributed Products	31,722	169,388	7,022	22,088	1,083
Total	$904,485	$4,614,860	$7,022	$241,754	$2,408,598

December 31, 2010:
Term Life Insurance	$638,843	$4,237,487	$—	$210,595	$—
Investment and Savings Products	68,254	—	—	—	2,445,590
Corporate and Other Distributed Products	31,849	171,696	5,563	19,300	1,196
Total	$738,946	$4,409,183	$5,563	$229,895	$2,446,786

	Premium revenue	Net investment income	Benefits and claims	Amortization of deferred policy acquisition costs	Other operating expenses	Premiums written

	(In thousands)
Year ended December 31, 2011:
Term Life Insurance	$460,641	$62,688	$197,159	$89,474	$105,912	$—
Investment and Savings Products	—	—	—	12,482	267,144	—
Corporate and Other Distributed Products	65,751	45,913	45,537	2,078	139,398	41,891
Total	$526,392	$108,601	$242,696	$104,034	$512,454	$41,891

Year ended December 31, 2010:
Term Life Insurance	$664,668	$110,633	$277,653	$137,009	$132,423	$—
Investment and Savings Products	—	—	—	9,330	238,949	—
Corporate and Other Distributed Products	66,039	54,478	40,050	1,502	163,478	40,429
Total	$730,707	$165,111	$317,703	$147,841	$534,850	$40,429

Year ended December 31, 2009:
Term Life Insurance	$1,434,197	$274,212	$559,038	$343,514	$198,395	$—
Investment and Savings Products	—	—	—	7,254	199,482	—
Corporate and Other Distributed Products	67,830	77,114	41,235	1,489	128,199	40,849
Total	$1,502,027	$351,326	$600,273	$352,257	$526,076	$40,849

See the accompanying report of independent registered public accounting firm.

EX 99.6-9

Schedule IV
Reinsurance
PRIMERICA, INC.

	Year ended December 31, 2011
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net

	(Dollars in thousands)
Life insurance in force	$669,938,841	$596,975,143	$—	$72,963,698	—%

Premiums:
Life insurance	$2,185,791	$1,701,269	$—	$484,522	—%
Accident and health insurance	43,676	1,806	—	41,870	—%
Total premiums	$2,229,467	$1,703,075	$—	$526,392	—%

	Year ended December 31, 2010
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net

	(Dollars in thousands)
Life insurance in force	$662,135,294	$600,806,666	$—	$61,328,628	—%

Premiums:
Life insurance	$2,138,912	$1,448,694	$—	$690,218	—%
Accident and health insurance	42,162	1,673	—	40,489	—%
Total premiums	$2,181,074	$1,450,367	$—	$730,707	—%

	Year ended December 31, 2009
	Gross amount	Ceded to other companies	Assumed from other companies	Net amount	Percentage of amount assumed to net

	(Dollars in thousands)
Life insurance in force	$655,659,625	$421,621,165	$—	$234,038,460	—%

Premiums:
Life insurance	$2,069,009	$610,020	$—	$1,458,989	—%
Accident and health insurance	43,772	734	—	43,038	—%
Total premiums	$2,112,781	$610,754	$—	$1,502,027	—%

See the accompanying report of independent registered public accounting firm.

EX 99.6-10